Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:

Judy Davies, VP, Investor Relations and Marketing Communications

+1 408-864-7549

judy.davies@verigy.com

Verigy Reports Fourth Quarter and Fiscal Year 2010

Financial Results

CUPERTINO, Calif., Nov. 23, 2010 – Verigy Ltd. (NASDAQ: VRGY), a premier semiconductor test company, today reported financial results for its fourth quarter and fiscal year ended Oct. 31, 2010. Total revenue for the fourth quarter was $159 million, a sequential increase of 3 percent from $154 million in the previous quarter. For fiscal year 2010, total revenue was $539 million, a year-over-year increase of 67 percent from $323 million in 2009.

Net income for the fourth quarter was $10 million, or $0.17 per share, compared to net income of $13 million, or $0.21 per share, in the prior quarter, and a net loss of $12 million, or ($0.20) per share, in last year’s comparable quarter. The results for the fourth quarter included approximately $8 million of charges, including amounts related to the company’s restructuring actions, impairment of goodwill and fixed assets, merger transaction costs, and a loss on the sale of an investment. After excluding these charges, Verigy reported non-GAAP net income of $18 million, or $0.29 per share, for its fourth quarter of fiscal 2010.

For fiscal year 2010, net income was $16 million, or $0.26 per share, compared to last year’s net loss of $127 million, or ($2.17) per share. On a non-GAAP basis, the company reported full year net income of $34 million, or $0.57 per share, compared to last year’s non-GAAP net loss of $87 million, or ($1.49) per share. A reconciliation of the company’s GAAP to non-GAAP results is included in the tables accompanying this press release.

Orders for the fourth quarter were $123 million and represented a book-to-bill ratio of 0.77. For fiscal year 2010, orders totaled $569 million, an increase of approximately 76 percent from last year, and represented a book-to-bill ratio of 1.06 for the year.

“Our solid fourth quarter performance was fueled by the ongoing demand for our Port Scale RF product, with 75 percent growth in the installed base from one year ago,” said Keith Barnes, Verigy’s chairman and chief executive officer. “For the full year, we remained focused on our product and technology roadmap, continued to invest in market segments that we expect to grow significantly better than the overall space, and brought several new products to market.”

“During the fiscal year, we made continued improvements in our operating leverage, reduced our cost structure, and returned the company to profitability,” said Bob Nikl, Verigy’s chief financial officer. “We again generated positive cash flow during the quarter and, as we announced last week, we expect to initiate an odd-lot and share repurchase program upon approval of our shareholders.”

Outlook for Q1 2011

For the first quarter ending Jan. 31, 2011, the company is providing the following guidance:

•	Revenue is expected to be in the range of $115 million to $120 million.

•

At the present time, the company is not providing GAAP earnings per share since it is not yet able to assess the total amount of transaction-related expenses and potential restructuring costs that it will be incurring in Q1. These expenses may be significant.

•	Earnings per share on a non-GAAP basis are expected to be in the range of ($0.03) to $0.02.

•	Share based compensation expense is expected to be between $4.3 million to $4.5 million.

Conference Call and Webcast

Verigy’s management will present details of its fourth quarter and fiscal year 2010 financial results on a conference call with investors today beginning at 1:30 p.m. (Pacific). This event will be webcast live in listen-only mode. Listeners may log on at http://investor.verigy.com and select “Q4 and Fiscal Year 2010 Verigy Earnings Conference Call” in the “Webcasts & Presentations” section. The webcast will remain available on the company’s web site for fourteen days.

A telephone replay of the conference call will be available from 4:30 p.m. (Pacific) today through December 7, 2010. The replay number is +1 888-286-8010 toll-free, or international callers may dial +1 617-801-6888; enter pass code 74845406.

About Verigy

Verigy provides advanced semiconductor test systems and solutions used by leading companies worldwide in design validation, characterization, and high-volume manufacturing test. Verigy offers scalable platforms for a wide range of system-on-chip (SOC) test solutions, and memory test solutions for Flash, DRAM including high-speed memories, as well as multi-chip packages (MCP). Verigy also provides advanced analysis tools that accelerate design debug and yield ramp processes. Additional information about Verigy can be found at www.verigy.com.

Forward-Looking Statements

This earnings release contains forward-looking statements, including statements about our expected revenue, expenses, earnings and share repurchase plans. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The risks and uncertainties include, but are not limited to, uncertainty surrounding the timing and strength of the global economic recovery and the impact on our industry, the strength of our customers’ businesses, unforeseen changes in the demand for current and new products and technologies, the impact of our pending merger with LTX-Credence and the receipt of necessary shareholder approvals. Additional factors that may cause results to differ materially from those in the forward-looking statements are discussed in our most recent SEC filings. In those filings you will find descriptions of risk factors that could affect our future results. These forward-looking statements are only valid as of this date, and Verigy undertakes no duty to update any forward-looking statements.

Information about Non-GAAP Measures

Verigy is supplementing its financial results presented on a GAAP basis by providing non-GAAP measures to evaluate the operating performance of the company. Non-GAAP net income for the quarter ended October 31, 2010, excludes the effects of charges related to restructuring actions, impairment of goodwill and fixed assets, merger transaction costs, and a loss on the sale of an investment. Non-GAAP net income for the year ended October 31, 2010, also excludes additional items, as set forth in the attached tables. Since management finds the non-GAAP information to be useful, the company believes that its investors may also benefit from seeing the company’s results “through the eyes” of management in addition to seeing its GAAP results. This information also facilitates management’s internal comparisons to historical operating results as well as to the operating results of its competitors. A reconciliation between the company’s GAAP and non-GAAP results is provided in the attached tables, and can be found in the IR section of the company’s website at http://investor.verigy.com. Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures.

# # #

VERIGY LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except share and per share amounts)

(Unaudited)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2010	2009	2010	2009
Net revenue:
Products	$123	$68	$409	$201
Services	36	29	130	122

Total net revenue	159	97	539	323

Cost of sales:
Cost of products (*)	56	35	193	133
Cost of services (*)	24	20	87	82

Total cost of sales	80	55	280	215

Operating expenses:
Research and development (*)	26	22	96	92
Selling, general and administrative (*)	35	29	131	117
Restructuring charges	1	1	3	8
Goodwill impairment	5	—	5	—

Total operating expenses	67	52	235	217

Income (loss) from operations	12	(10)	24	(109)
Other (expense) income, net	(1)	—	(4)	4
Impairment of investments	—	(2)	(1)	(18)

Income (loss) before income taxes	11	(12)	19	(123)
Provision for income taxes	1	—	3	4

Net income (loss)	$10	$(12)	$16	$(127)

Net income (loss) per share- basic:	$0.17	$(0.20)	$0.26	$(2.17)

Net income (loss) per share- diluted:	$0.17	$(0.20)	$0.26	$(2.17)

Weighted average shares (presented in thousands) used in computing net income (loss) per share:
Basic	60,000	58,823	59,567	58,437
Diluted	60,139	58,823	59,905	58,437

* Share-based compensation expense by function:
Cost of products	$0.6	$0.6	$2.4	$2.2
Cost of services	$0.3	$0.3	$1.1	$1.2
Research and development	$0.5	$0.5	$2.2	$2.1
Selling, general and administrative	$2.9	$3.5	$13.4	$13.5

VERIGY LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

(Unaudited)

	October 31, 2010	October 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$296	$197
Short-term marketable securities	135	167
Trade accounts receivable, net	94	54
Inventory	85	55
Other current assets	47	42

Total current assets	657	515

Property, plant and equipment, net	45	41
Long-term marketable securities	38	75
Goodwill and other intangibles, net	14	20
Other long-term assets	63	62

Total assets	$817	$713

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$69	$40
Employee compensation and benefits	35	32
Deferred revenue, current	44	26
Income taxes and other taxes payable	6	5
Other current liabilities	18	22

Total current liabilities	172	125

Long-term liabilities:
Convertible senior notes	138	138
Income taxes payable	18	15
Other long-term liabilities	60	33

Total liabilities	388	311

Shareholders’ equity
Ordinary shares, no par value, 60,015,188 and 58,841,248 issued and outstanding at October 31, 2010 and October 31, 2009, respectively
Additional paid in capital	449	429
Accumulated deficit	(7)	(23)
Accumulated other comprehensive loss	(13)	(4)

Total shareholders’ equity	429	402

Total liabilities and shareholders’ equity	$817	$713

VERIGY LTD.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended					Twelve Months Ended
	October 31, 2010					October 31, 2010
	Net income	EPS (*)	Gross profit	Gross margin	Operating expenses	Net income	EPS (*)	Gross profit	Gross margin	Operating expenses
GAAP	10	$0.17	$79	50%	$67	$16	$0.26	$259	48%	$235
Non-GAAP adjustments:
Restructuring charges in cost of sales	0.2	—	0.2	0.1%	—	1.6	0.03	1.6	0.3%	—
Restructuring charges in operating expenses	1.0	0.01	—	—	(1.0)	3.1	0.05	—	—	(3.1)
Impairment of auction rate securities	—	—	—	—	—	1.0	0.02	—	—	—
Impairment of goodwill	5.0	0.08	—	—	(5.0)	5.0	0.08	—	—	(5.0)
Impairment of fixed assets in cost of sales	0.4	0.01	0.4	0.3%	—	0.4	0.01	0.4	0.1%	—
Impairment of fixed assets in operating expenses	0.1	—	—	—	(0.1)	0.1	—	—	—	(0.1)
Loss (gain) on sale of investments	0.5	0.01	—	—	—	(0.1)	—	—	—	—
Non-Recurring operating expenses	—	—	—	—	—	0.4	0.01	—	—	(0.4)
Merger related deal costs in operating expenses	1.0	0.01	—	—	(1.0)	1.0	0.02	—	—	(1.0)
Acquisition related charges in cost of sales	0.1	—	0.1	0.1%	—	0.2	—	0.2	0.0%	—
Acquisition related charges in operating expenses	0.1	—	—	—	(0.1)	0.3	—	—	—	(0.3)
Transition related charges in cost of sales	(0.0)	—	(0.0)	0.0%	—	4.2	0.07	4.2	0.8%	—
Transition related charges in operating expenses	—	—	—	—	—	0.9	0.02	—	—	(0.9)

Non-GAAP	18	0.29	$80	50%	$60	$34	0.57	$265	49%	$224

	Three Months Ended					Twelve Months Ended
	October 31, 2009					October 31, 2009
	Net loss	EPS	Gross profit	Gross margin	Operating expenses	Net loss	EPS	Gross profit	Gross margin	Operating expenses
GAAP	$(12)	$(0.20)	$42	43%	$52	$(127)	(2.17)	$108	33%	$217
Non-GAAP adjustments:
Restructuring charges in cost of sales	0.9	0.01	0.9	0.9%	—	5.5	0.09	5.5	1.7%	—
Restructuring charges in operating expenses	0.8	0.01	—	—	(0.8)	8.2	0.14	—	—	(8.2)
Impairment of auction rate securities	1.6	0.03	—	—	—	10.8	0.19	—	—	—
Impairment of cost method investment	—	—	—	—	—	6.2	0.11	—	—	—
Non-Recurring operating expenses	(0.3)	—	—	—	(0.3)	2.4	0.04	—	—	(2.4)
Acquisition related charges in cost of sales	0.1	—	0.1	0.1%	—	0.2	0.01	0.2	0.1%	—
Acquisition related charges in operating expenses	0.0	—	—	—	(0.0)	4.1	0.07	—	—	(4.1)
Transition related charges in cost of sales	1.7	0.03	1.7	1.8%	—	2.3	0.04	2.3	0.7%	—
Transition related charges in operating expenses	0.1	—	—	—	(0.1)	0.2	—	—	—	(0.2)
Tax impact for transfer of intellectual property	—	—	—	—	—	1.2	0.02	—	—	—
Tax impact related to acquisition	—	—	—	—	—	(1.5)	(0.03)	—	—	—

Non-GAAP	$(7)	$(0.12)	$45	46%	$51	$(87)	$(1.49)	$116	36%	$202

*   In accordance with accounting guidance, the computation of diluted EPS for the three months ended October 31, 2010 includes the dilutive effect of our convertible senior notes. As a result, non-GAAP net income is adjusted to add back the related interest expense of approximately $1.9 million.

The convertible senior notes are antidilutive for the twelve months ended October 31, 2010 on a non-GAAP basis and are also anitdilutive for both the three and the twelve months ended October 31, 2010 on a GAAP basis.

Weighted average shares (presented in thousands) used in computing net income per share:
Diluted	60,139					59,905
Convertible senior notes	10,526					—

Total diluted	70,665					59,905